Exhibit 10.2
                                                                    ============

                        STANDARD MICROSYSTEMS CORPORATION

                              CONSULTANT AGREEMENT

THIS Agreement is made as of the 1st day of May, 2006 (hereinafter referred to as the "Effective Date"), by and between Standard Microsystems Corporation, a Delaware corporation with its principal place of business located at 80 Arkay Drive, Hauppauge, New York 11788 (hereinafter referred to as "SMSC"), and William Shovers, an individual residing at 3921 Indian Road, Toledo, Ohio 43606 (hereinafter referred to as "Consultant").

                               W I T N E S S E T H

WHEREAS, Consultant desires to provide services to SMSC and SMSC desires to have certain services provided;

NOW, THEREFORE, SMSC and Consultant (hereinafter referred to as the "Parties") do hereby mutually agree as follows:

1.   SERVICES; TERM OF THIS AGREEMENT:

A. Consultant agrees to provide to SMSC the services described in Exhibit A, which is attached hereto and made a part hereof, as such services may from time to time be requested by SMSC. Consultant shall provide only such services if, as, and when requested in writing by SMSC. The term of this Agreement shall commence on the Effective Date and shall end on July 31, 2006. However, notwithstanding the term of this Agreement, SMSC may terminate this Agreement and Consultant's services immediately at any time for any material breach by Consultant of any provision of this Agreement. SMSC shall in any event have the right to terminate this Agreement and Consultant's services at any time upon ten
(10) days notice and without penalty or liability. In addition, SMSC may renew this Agreement on a month to month basis at any time upon ten (10) days notice.

B. Termination of this Agreement shall automatically occur upon the occurrence of either of the following events:

     (i) Disability of Consultant In the event the Consultant becomes disabled and is unable to satisfy the terms of this Agreement, the Agreement shall be terminated and no other payments shall be due and payable hereunder. For purposes of this Agreement, "disability" shall mean any inability by reason of mental or physical health, which cannot be accommodated as required under the Americans with Disability Act, to furnish services of an advisory or consulting nature if such inability continues for a period of two (2) months. The determination of any disability hereunder shall be made, in writing, by a duly licensed physician selected by SMSC.

     (ii) Death of Consultant In the event the Consultant dies prior to the termination of this Agreement, SMSC's obligation to make payments under this Agreement shall terminate as of the last day of the month following the month during which any death occurs.

2.   COMPENSATION:

A. After receiving requested services of Consultant, SMSC agrees to pay Consultant at the rate specified in Exhibit A. Payment shall be made by SMSC on the 15th of the month immediately following the month in which Consultant performs services so long as Consultant submits monthly invoices or time sheets within 5 days on the end of the month in which Consultant performs services. Invoices shall be considered to have been submitted when received by SMSC's Accounts Payable Department at the following address, or such other address of which SMSC notifies Consultant:

                        Standard Microsystems Corporation
                        Accounts Payable Department
                        80 Arkay Drive
                        Hauppauge, New York 11788-8847

                        Contact: David Smith, Chief Financial Officer

B. In addition, SMSC may agree to reimburse Consultant for travel and other reasonable and necessary expenses incurred in the connection with the performance of services under this Agreement, including travel deemed to be beneficial to SMSC, telephone expenses, postage, and related charges. To be reimbursable, all such expenses must be approved in writing in advance by SMSC, and original receipts must be provided when submitting a claim for reimbursement. SMSC shall not, however, reimburse Consultant for any costs for stationery or other general business expenses incurred in Consultant's business. All travel arrangements (i.e., airline, car rental, hotels) must be made through SMSC or the travel expenses will not be reimbursed. SMSC shall not pay Consultant for time spent in any other travel unless SMSC first agrees in writing, on a case-by-case basis, to do so, and then only to the extent that Consultant actually performs services requested under this Agreement during such travel. To the extent that Consultant or any of its personnel are performing services on behalf of SMSC, SMSC may, within its discretion, but shall not be obligated to, provide Consultant or such personnel with a desk or other facilities at its premises, or with secretarial services, but they shall not be obligated to use such facilities or such services.

C. All records necessary to support compensable payments or expenses under this Agreement shall be maintained by Consultant on a current basis and shall be retained for one (1) year after completion of services. Upon reasonable notice, such records shall be made available for review and verification by SMSC.

D. Consultant agrees to provide SMSC with written or oral progress reports at such times as SMSC shall reasonably request. Consultant shall not be compensated for the time required for preparing such reports. In order to coordinate the activities of Consultant with respect to services being performed by other consultants and SMSC employees, SMSC shall designate a coordinator to monitor the performance of Consultant's services.

3.   INDEPENDENT CONTRACTOR; WAIVER OF BENEFITS:

A. The relationship between Consultant and SMSC shall be, and shall at all times remain, that of independent contractor and not that of employer and employee, master and servant, or principal and agent, partners, or joint venturers. Consultant shall have no authority to act for SMSC as SMSC's agent or to make any commitments or accept any payments or money on behalf of SMSC. Consultant agrees to do all things legally required to establish and maintain Consultant's status as an independent contractor.

B. SMSC shall neither have nor exercise any control or direction over the specific methods by which the Consultant shall perform services hereunder; the sole interest and responsibility of SMSC shall be to assure that the services covered by this Agreement are rendered in a competent, efficient, and satisfactory manner. Consultant shall not have any claim under this Agreement or otherwise against SMSC for Workers' Compensation, unemployment compensation, vacation pay, sick leave, retirement benefits, social security benefits, disability insurance benefits, unemployment insurance benefits, or any other employee benefits, all of which shall be the sole responsibility of the Consultant. SMSC will not withhold on behalf of Consultant any sums for income taxes, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any government agency, and all such withholdings, if any are required, shall be the sole responsibility of Consultant. Consultant shall defend, indemnify and hold harmless SMSC, its subsidiaries, affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any and all claims, demands, liabilities, damages, actions, losses, costs, penalties, and expenses (including without limitation reasonable attorneys' fees) that may arise with respect to any of the foregoing benefits or withholdings, if Consultant is determined by the Internal Revenue Service, or is otherwise found or determined, not to be an independent contractor.

C. Section 2.20 of the Standard Microsystems Corporation Incentive Savings and Retirement Plan (the "Section 401(k) Plan") defines the term "Employee" to include "leased employees." However, Section 3.2(f) of the Section 401(k) Plan, which addresses eligibility for benefits, specifically excludes leased employees, such as independent contractors, from participating in the Section 401(k) Plan. Thus, Consultant, who may be determined to be a "leased employee" under Section 414(n) of the Internal Revenue Code (the "Code") may not participate in the Section 401(k) Plan. Nevertheless, in the event that the IRS ever determines that Consultant is not a "leased employee", but is a common-law employee of SMSC, Consultant affirmatively elects to waive participation in the
Section 401(k) Plan in accordance with Section 3.5 of the Section 401(k) Plan, and understands that Consultant is not entitled to any company retirement benefits under the Section 401(k) Plan.

D. To the extent that Consultant would otherwise qualify as an "Employee" under the provisions of the Section 401(k) Plan or any medical, dental, vision, short-term disability, long-term disability, or other welfare plan maintained by SMSC, Consultant affirmatively elects to waive participation in such plans.

E. As an independent contractor, Consultant is free at all times to arrange the time and manner of performance of the services and may work with or for any other individuals and entities; provided, however, that all obligations under this Agreement are completed in a timely manner, and further provided that no conflicts of interest or breach of obligations with respect to confidential information shall occur, as otherwise provided in this Agreement.

4.   COMPLIANCE WITH RULES AND LAWS:

A. Consultant agrees to abide by all SMSC rules and regulations relating to the services provided by Consultant; Consultant's use or possession of, or access to, any Confidential Information, and any documents, software programs, drawings, designs, or other property which may be provided by SMSC; and the presence of Consultant on SMSC premises. Consultant shall avoid any conflict of interest with SMSC.

B. Consultant shall comply, and do all things necessary for SMSC to comply, with all governmental and quasi-governmental laws, statutes, ordinances, rules, regulations and orders applicable to the services provided by Consultant under this Agreement, including, but not limited to, workers' compensation, safety and health, wage and hour, discrimination and labor law. In addition, Consultant specifically agrees that it has complied with and will continue to comply with the Immigration Reform and Control Act of 1987. Consultant shall in no event export or provide any technical data, software or other information coming into Consultant's possession pursuant to this Agreement or created by Consultant pursuant to this Agreement, or any products derived therefrom, to any country, person or entity (including without limitation to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or on the U.S. Commerce Department's Table of Denial Orders) in violation of any United States law or regulation, including but not limited to the United States Export Administration Regulations, or permit their use for any purpose prohibited by United States law or regulation (including, without limitation, nuclear proliferation and chemical and biological warfare).

C. Consultant shall not, without SMSC's prior written instruction, transmit outside of the United States of America any technical data, software or other information coming into Consultant's possession pursuant to this Agreement or created by Consultant pursuant to this Agreement.

D. Consultant shall not discriminate against any person with respect to hiring, firing or other terms and conditions of employment because of race, color, religion, sex, national origin, physical or mental handicap, Vietnam Era or disabled veteran status.

5.   ASSIGNMENT OF INVENTIONS:

A. Subject to Section 5 B, Consultant hereby assigns and agrees to assign to SMSC all right, title and interest in and to any inventions, formulas, techniques, processes, ideas, algorithms, discoveries, designs, developments and improvements which Consultant may, alone or jointly with others, make, reduce to practice, conceive, invent, discover, design or otherwise acquire during the term of and arising out of services performed under this Agreement relating to the actual or anticipated business, products, research or development of SMSC, regardless of whether patentable (collectively, "Inventions"), and any and all patents and applications therefor with respect to Inventions.

B. Section 5 A shall not apply to, and Consultant shall not be required to assign any of Consultant's rights in an invention that Consultant developed entirely on Consultant's own time without using SMSC's equipment, supplies, facilities, computer programs, or trade secret(s) and/or other proprietary and/or Confidential information (as defined below), except for those inventions that either:

     (i) relate directly or indirectly at the time of conception or reduction to practice of the invention, to SMSC's business, or to the actual or contemplated products, research or development of SMSC, or

     (ii) result from any work performed by Consultant for SMSC.

6.   TRADE SECRETS, CONFIDENTIAL AND/OR PROPRIETARY INFORMATION:

A. Consultant shall regard and preserve as confidential: (i) all trade secrets and/or other proprietary and/or confidential information belonging to SMSC; and
(ii) all trade secrets and/or other proprietary and/or confidential information belonging to a third party which have been confidentially disclosed to SMSC, which trade secrets and/or other proprietary and/or confidential information described in (i) and (ii) above (collectively, "Confidential Information") have been or may be developed or obtained by or disclosed to Consultant by reason of Consultant's relationship with SMSC. Consultant shall not, without written authority from SMSC to do so, use for Consultant's own benefit or purposes, or the benefit or purpose of any person or entity other than SMSC, nor disclose to others, either during the term of this Agreement or thereafter, any Confidential Information. This provision shall not apply to Consultant's general expertise and know-how that Consultant learned prior to his employment with SMSC, nor to Confidential Information which has been voluntarily disclosed to the public by SMSC, or which has entered the public domain through lawful means and other than through breach of this Agreement or any violation of a duty by Consultant. Confidential Information shall include, but not be limited to, all nonpublic information relating to SMSC's (i) business, research, development and marketing plans, strategies and forecasts; (ii) business; (iii) products (whether existing, in development, or being contemplated); (iv) customers' identities, usages, and requirements; (v) reports; (vi) formulas; (vii) specifications;
(viii) designs, software and other technology; (ix) research and development programs; (x) employees and their skills; and (xi) terms of contracts. No license under any patent, trademark, copyright, mask work protection right or any other intellectual property right, is either granted or implied by providing any Confidential Information to Consultant.

B. Consultant agrees that no confidential and/or proprietary information of any other person or entity will be utilized by Consultant in the performance of this Agreement and that the information supplied or utilized by Consultant will not be under any restriction as to its use, without fee or royalty to Consultant or any third party, by SMSC or SMSC's, affiliates, customers or licensees.

C. This Section 6 and all of Consultant's obligations hereunder shall survive any termination or expiration of this Agreement and shall continue to apply thereafter. Consultant's obligations with respect to any particular item of Confidential Information shall expire, if ever, only at such time as such Confidential Information has been voluntarily disclosed to the public by SMSC, if ever, or has entered the public domain through lawful means and other than through breach of this Agreement or any violation of a duty by Consultant, if ever.

7.   WORKS OF AUTHORSHIP:

Consultant agrees that any original works of authorship, including, without limitation, all documents, blueprints, drawings, mask works and computer programs (including, without limitation, all software, firmware, object code, source code, documentation, specifications, revisions, supplements, modules, and upgrades), conceived, created, performed or produced during the term of and arising out of the performance of services under this Agreement, regardless of whether copyrightable, and any and all foreign and domestic, registered and unregistered, copyrights and mask work rights and applications for registrations therefor related to any such work of authorship, in each case, relating to the actual or anticipated business, products, research or development of SMSC (collectively, "Works of Authorship") shall be the exclusive property of SMSC in and with respect to any and all media and technologies whether now known or hereafter devised. Consultant warrants that such Works of Authorship have been, are, and shall be designed, developed, and created solely by Consultant or by employees of Consultant in the course and scope of their employment with Consultant subject to the supervision of Consultant. Consultant hereby irrevocably agrees to assign and hereby irrevocably assigns to SMSC all right, title, and interest in and to such Works of Authorship, effective as to each of such Works of Authorship as of the time such respective Work of Authorship is first fixed in a tangible medium. Consultant waives any and all moral rights which Consultant has or may acquire with respect to such Works of Authorship, and agrees not to take any steps to acquire any such rights.

8.   DISCLOSURE; FURTHER ASSISTANCE; LICENSE:

A. Consultant shall promptly and fully disclose any and all Inventions and Works of Authorship to Consultant's coordinator at SMSC or such other official as SMSC may designate for such purpose. Consultant shall, during the term of this Agreement and at any time thereafter, upon the request of and at the expense of SMSC, but at no additional compensation to Consultant: do all acts and things, including, but not limited to, making and executing documents, applications and instruments and giving information and testimony, in each case, deemed by SMSC from time to time, in its sole discretion, to be necessary or appropriate (i) to vest, secure, defend, protect or evidence the right, title and interest of SMSC in and to any and all Inventions, Works of Authorship and Confidential Information owned by SMSC or required by this Agreement to be assigned to SMSC; and (ii) to obtain for SMSC, in relation to all such, letters patent, design registrations, copyright registrations and/or mask work registrations, in the United States and any foreign countries, and/or any reissues, renewals and/or extensions thereof.

B. To the extent that Consultant has or obtains any right, title or interest in or to any Works of Authorship or any Inventions which are not the exclusive property of or required to be assigned to SMSC pursuant to this Agreement but which are required for the unrestricted use of the results of the services to be provided under this Agreement, Consultant hereby grants and agrees to grant to SMSC, and its affiliates, direct and indirect customers and licensees, a nonexclusive, paid-up, royalty-free, irrevocable, worldwide, perpetual license to make, have made, use, sell, offer to sell, import, repair, copy, perform, display, distribute, and create derivative works from all such Works of Authorship and Inventions insofar as is reasonably necessary for their unrestricted use of the results of such services.

9.   RETURN OF DOCUMENTATION:

All media on which any Inventions, Works of Authorship or Confidential Information may be recorded or located, including, without limitation, documents, samples, models, blueprints, photocopies, photographs, drawings, descriptions, reproductions, cards, tapes, discs and other storage facilities (collectively, "Documentation") made by Consultant or that come into Consultant's possession by reason of Consultant's relationship hereunder with SMSC, are the property of SMSC and shall be delivered to SMSC by Consultant upon termination of this Agreement. Consultant will not deliver, reproduce, or in any way allow any Documentation to be delivered to or used by any third party without the written consent of SMSC in each case.

10.  PREVIOUS OBLIGATIONS:

Consultant represents and warrants to SMSC that Consultant has no continuing obligation with respect to assignment of inventions, developments or improvements to any previous employer(s) or any other persons or entities, nor does Consultant claim any existing title in any previous unpatented inventions, developments or improvements within the scope of this Agreement or which are related to any of the items or services referred to in Exhibit A of this Agreement, except as may be set forth on an Exhibit hereto acknowledged on the face thereof as an Exhibit hereto by an authorized representative of SMSC.

11.  CONFLICTS OF INTEREST:

Consultant represents that the provision of services contemplated hereunder to SMSC shall not constitute a conflict of interest with regard to any other party and agrees to use best efforts to avoid consulting relationships with other parties during the term of this Agreement which could create, or appear to create, a conflict of interest with SMSC or any of its affiliates.

12.  INFRINGEMENT; OPEN SOURCE CODE:

A. Consultant warrants and represents that it is aware of no patent, trademark, copyright, trade secret, or other intellectual property right which the services to be provided under this Agreement or any items provided by Consultant in connection with the services would infringe or violate; and that it is aware of no claims of such infringement or violation. Consultant agrees to indemnify and hold harmless SMSC, its subsidiaries, affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any and all claims, demands, liabilities, damages, actions, losses, costs, and expenses (including without limitation reasonable attorneys' fees) arising out of any claim that any of the services or items provided by Consultant to SMSC in connection with the services, infringes or violates a patent, trademark, copyright, trade secret, or other intellectual property right. Notwithstanding the foregoing, Consultant shall not be required to indemnify or hold SMSC harmless from or against any claims or actions based only on written specifications and instructions provided to Consultant by SMSC.

B. Consultant warrants, represents, and agrees that no software programs, firmware, or code of any kind provided by Consultant to SMSC in connection with the services ("Software Deliverables") consist of, use, contain, are derivative works of, or when used or executed as Consultant or any of Consultant's personnel contemplate (by virtue of their making use of static or dynamic linking or otherwise) will or may result in the creation of any derivative works of, any Open Source Code as defined below. Consultant agrees to indemnify and hold harmless SMSC, its subsidiaries, affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any and all claims, demands, liabilities, damages, actions, losses, costs, and expenses (including without limitation reasonable attorneys' fees) arising out of the falsity or breach of any of the representations, warranties, and agreements in this Section 12 B. "Open Source Code" means any software program or code which, by notice, statement, legend, read-me file, license agreement, or otherwise, is or is purported to be subject to a condition or agreement that the program's or code's possession, use, execution, copying, distribution, or modification by a person or entity requires that:

     (i) any source code for the program or code, or any source code for any associated program or code, be disclosed, made available, or distributed by such person or entity,

     (ii) the program or code, or any associated program or code, be licensed for the purpose of making modifications or derivative works, or

     (iii) any patents or other intellectual property rights of such person or entity be licensed or not be asserted or enforced.

Open Source Code includes, by way of example and not limitation, any software programs or code licensed, distributed, or made available under any of the following licenses or distribution schemes:

     GNU General Public License
     GNU Lesser GPL (GNU Library GPL) (LGPL)

13.  INDEMNIFICATION; WAIVER OF RIGHTS:

A. Consultant agrees to indemnify and hold harmless SMSC, its subsidiaries, affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any and all claims, demands, liabilities, damages, actions, losses, costs, and expenses (including without limitation reasonable attorneys' fees) arising out of bodily injury or property damage that may arise from Consultant's services or any Deliverables. Consultant waives all rights against SMSC for damages covered by Consultant's insurance. In the event that SMSC shall authorize Consultant to use one or more subcontractors under this Agreement, Consultant shall require similar waivers from all such subcontractors.

B. Consultant agrees to indemnify and hold harmless SMSC, its subsidiaries, affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any and all claims, demands, liabilities, damages, penalties, actions, losses, costs, and expenses (including without limitation reasonable attorneys' fees) arising out of any breach of any warranty or representation of Consultant under this Agreement, or out of any failure of Consultant to comply with any of its obligations under this Agreement, including without limitation those set forth in Sections 3 A, 3 B, and 4 B.

14.  GOVERNING LAW; JURISDICTION:

This Agreement is made in Suffolk County, New York, and shall be governed by the laws of the State of New York as applied with respect to contracts entered into in New York by New York residents to be performed entirely within the State of New York excluding any law or principle which would apply the law of any other jurisdiction. The Parties agree that all disputes arising out of this Agreement, or their commercial or economic relationship arising from or contemplated by this Agreement, shall be heard in the courts sitting in Suffolk County, New York, and each submits to the jurisdiction of the state and federal courts sitting in Suffolk County, New York for purposes of any such action and waives any right to assert that venue is improper in any of such courts or that any of such courts is an inconvenient forum.

15.  NOTICE:

Any notice to be given under this Agreement must be in writing and sent to the intended party's address indicated below by using a reputable overnight delivery service providing a delivery receipt, or by U.S. certified mail, return receipt requested; or sent by telecopy to the intended party's telecopier number indicated below. Either party may change its notice address and/or telecopier number by notice pursuant to the provisions of this Section. Notices shall be effective upon receipt. Notices shall be presumed received: (a) if sent using a reputable overnight delivery service providing a delivery receipt, on the date of delivery, if a business day, or if not a business day, on the first business day following delivery; (b) if mailed by U.S. certified mail, return receipt requested, five days after such mailing; or (c) if sent by telecopy on a business day before 4:00 PM local time of addressee, on transmission confirmed electronically; or if sent by telecopy at any other time or day, on the first business day after transmission confirmed electronically. Notwithstanding the foregoing, SMSC may instead send any notice to be given under this Agreement intended for Consultant by email to Consultant's email address below, which emailed notices shall be deemed to be received at the time transmission is initiated by the individual sending the email, except that, if the time of such initiation of transmission is other than on a business day before 7:00 PM Eastern time, the emailed notice shall be deemed to be received on the first business day after such initiation of transmission.

To SMSC:

     SMSC
     80 Arkay Drive
     Hauppauge, New York 11788
     FAX:  631-435-0373
     Attention:  Andrew Solowey, Vice President of Human Resources

with a copy to:

     SMSC
     80 Arkay Drive
     Hauppauge, New York 11788
     FAX:  631-273-5550
     Attention: Legal Department

To Consultant:  William Shovers
                3921 Indian Road
                Toledo, Ohio 43606

16.  SUCCESSORS AND ASSIGNS:

The provisions of this Agreement shall be binding on Consultant and Consultant's heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SMSC and its successors, assigns, subsidiaries, affiliated corporations and ventures. Consultant may not assign, delegate, subcontract, or transfer, by operation of law, merger, or otherwise, any of its rights or obligations under this Agreement. Any attempted or purported assignment, delegation, subcontracting, or transfer by Consultant shall be void, and, at SMSC's election, a material default by Consultant under this Agreement.

17.  DIRECT HIRE CLAUSE:

Consultant agrees that for a period of one (1) year after the date of completion of services under this Agreement, Consultant will not directly or indirectly solicit for employment any employee of SMSC or any of its affiliates. Notwithstanding the immediately preceding sentence, in the event that Consultant nevertheless employs any such person prior to the expiration of such one (1) year period Consultant shall pay to SMSC, in addition to any other remedies which SMSC may have at law or equity, an amount equal to twenty percent (20%) of the annualized total compensation which Consultant commits to pay to such person for the first year of such employment with Consultant.

18.  LIMITATION OF LIABILITY:

IN NO EVENT SHALL SMSC BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT.

19.  MISCELLANEOUS PROVISIONS:

The agreements, assignments and representations made by Consultant hereunder and the obligations of Consultant herein shall survive the expiration and/or termination of this Agreement, whether by Consultant or SMSC. This Agreement may be modified only by a written instrument duly executed by an authorized representative of Consultant and SMSC, respectively. No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by an authorized representative of the Party against whom the waiver or such consent would operate. The failure of SMSC at any time to enforce performance by Consultant of any provision of this Agreement shall in no way affect SMSC's rights thereafter to enforce the same, nor shall the waiver by SMSC of any breach of any provision hereof be deemed to be a waiver by SMSC of any other breach of the same or any other provision hereof. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Consultant against SMSC, whether predicated on this Agreement or otherwise. If any section or provision of this Agreement, or the application of such section or provision, is held invalid, the remainder of this Agreement and the application of such section or provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

20.  ENTIRE AGREEMENT:

This Agreement supersedes all prior and/or contemporaneous agreements and/or understandings made with respect to the same subject matter and constitutes the entire Agreement between Consultant and SMSC with respect to the subject matter hereof. No modification to this Agreement shall be enforceable, except when in writing and signed by the Parties hereto.

     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  duly  authorized
representatives to execute this Agreement by signing on the date(s) indicated below, to be effective as of the Effective Date defined above.



STANDARD MICROSYSTEMS CORPORATION                     William D Shovers


    /s/ STEVEN J. BILODEAU                            /s/ WILLIAM D. SHOVERS
By:__________________________                         _________________________
     Steven J. Bilodeau
     President and
     Chief Executive Officer

                                    EXHIBIT A
                                    =========



1.  Include  detailed   Statement  of  Work  or  overall  nature  of  work  with
instructions to work as specified from time-to-time by an identified SMSC coordinator.

To transition his management responsibilities as Senior Vice President Global Operations to other personnel

Such other projects as may be assigned by the Chief Executive Officer

2. SMSC agrees to pay Consultant at the rate of $37,500 per month, prorated for partial months. Upon the termination of the Agreement, SMSC in its sole and absolute discretion by decision of its Compensation Committee or a majority of the independent directors of the Board of Directors may award Consultant a one-time cash bonus of up to One Hundred and Twenty Five Thousand Dollars ($125,000.00) based on his performance under this Agreement.